SIFCO Industries, Inc. Announces Planned Retirement of CEO
Michael S. Lipscomb

CLEVELAND - March 18, 2016 - SIFCO Industries, Inc. (NYSE MKT: SIF) (“SIFCO or Company”), a leading international provider of highly engineered forgings and machined components for the military and commercial aerospace and energy markets, today announced that Michael S. Lipscomb will retire as CEO of the Company in the second half of 2016. Executive recruiting firm, Spencer Stuart, has been retained to conduct a thorough search for a successor CEO with the skills and experience to lead the Company forward. Mr. Lipscomb will remain in his role until a successor is named and will continue as Chairman of the Board during a transition period.

Lipscomb, who turns 70 this summer, has been the Company’s CEO since 2009. He was elected to the Board of Directors in 2010 and appointed Chairman of the Board in 2015.

“I am proud to have been part of SIFCO and of the important things my team and I have accomplished during a period of both successes and challenges,” Lipscomb said. “Now is the right time for a new leader to continue to build on the growth foundation we have put in place.”

Lead Director Norman E. Wells, Jr. said, “The Board is grateful for Mike’s leadership of SIFCO during a transformative period for the Company. He has been instrumental in focusing the Company’s strategy and expanding its forging footprint and end markets. Looking ahead, we intend to continue to drive growth and operational excellence throughout the Company.”

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, challenges associated with any management transition, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

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Contacts
SIFCO Industries, Inc.
Salvatore Incanno, Vice President and Chief Financial Officer, 216-881-8600
www.sifco.com